Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of the Registration Statement to Form S-1 (File No. 333-278192) of our report dated March 22, 2024, relating to the financial statements of Churchill Capital Corp IX as of December 31, 2023 and for the period from December 18, 2023 (inception) through December 31, 2023, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
May 1, 2024